Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) OF THE EXCHANGE ACT

I, Roy E. Reichbach, certify that:

1.             I have reviewed this annual report on Form 10-K/A of NeuLion, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 25, 2018

/s/ Roy E. Reichbach
Name:	Roy E. Reichbach
Title:	President and Chief Executive Officer (Principal Executive Officer)